                                                                       EXHIBIT B
                                                                       ---------

                         STOCKHOLDER VOTING AGREEMENT

          STOCKHOLDER VOTING AGREEMENT, dated April 12, 1999 (this "Agreement"), among Aeneas Venture Corporation ("Stockholder"), International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (collectively, the "Purchaser").

          WHEREAS, United Auto Group, Inc., a Delaware corporation (the "Company"), and Purchaser, are contemporaneously herewith entering into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which provides, among other things, for the acquisition by Purchaser of shares of Preferred Stock and Warrants to purchase shares of Common Stock upon the terms and subject to the conditions set forth therein;

          WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchaser has requested that Stockholder make certain agreements with respect to the shares of Common Stock beneficially owned by Stockholder and listed under Stockholder's name on the signature page hereto (the "Stockholder Shares"), upon the terms and subject to the conditions hereof; and

          WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, Stockholder is willing to make certain agreements with respect to the Stockholder Shares;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1.  Voting Agreements; Proxy.
              ------------------------

          (a) For so long as this Agreement is in effect, in any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder shall vote, or, if applicable, give consents with respect to, all of the Stockholder Shares (and any other shares of Common Stock over which Stockholder has voting power) (collectively, "Shares") that are held on the record date applicable thereto in favor of (i) the Purchase Agreement, (ii) the transactions contemplated by the Purchase Agreement and
(iii) any actions required in furtherance thereof. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

          (b) Upon the written request of Purchaser, Stockholder, in furtherance of the transactions contemplated hereby and by the Purchase Agreement, and in order to secure the performance by Stockholder of its duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and deliver to Purchaser an irrevocable proxy, substantially in the form attached as Exhibit A hereto, and irrevocably appoint Purchaser or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Shares with regard to any of the matters referred to in Section 1(a) at any meeting of the stockholders of the Company, however called, or in connection with any action by written consent by the stockholders of the Company. Stockholder acknowledges and agrees that (i) such proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Purchaser to enter into the Purchase Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event, except as provided in Section 14 hereof, and (ii) that no subsequent proxies with respect to the Shares shall be given (and if given shall not be effective), with respect to any of the matters referred to in
Section 1(a).

          2.  Covenants.  (a)  From and after the date of this Agreement,
              ---------
Stockholder agrees not to: (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of, any Stockholder Shares; (ii) grant any proxies with respect to any Shares, deposit any Shares into a voting trust or enter into a voting or option agreement with respect to any Shares; (iii) take any action, directly or indirectly through any of its affiliates (other than the Company or any of its subsidiaries), which the Company is prohibited from taking under
Section 4.2 of the Purchase Agreement; (iv) vote in any manner (i.e. by ballot,
                                                                - -
proxy, written consent or otherwise) any Shares in favor of any other transaction that is proposed by any Person (including the Company) as an alternative to the transactions contemplated by the Purchase Agreement; or (v) take any action which would make any representation or warranty of Stockholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement; provided, however, that Stockholder may take any action described in clause (i) or (ii) above if any third party which obtains the right to vote any Shares as a result of such action assumes (in a writing executed by any such third party and delivered to Purchaser) Stockholder's obligations under this Agreement with respect to such Shares.

          (b) Stockholder agrees that from and after the date of this Agreement through and including the date this Agreement is terminated, without the prior written consent of Purchaser, which may be withheld in Purchaser's sole discretion, Stockholder shall not vote or give any consent with respect to any Shares in favor of an Alternative Transaction (as defined in the Purchase Agreement) other than an Alternative Transaction involving the sale of all or substantially all of the capital stock or assets of the Company.

          3.  Representations and Warranties of Stockholder.  Stockholder
              ---------------------------------------------
represents and warrants to Purchaser that:

          (a) Capacity; No Violations.  Stockholder has the legal capacity to
              -----------------------
enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except as enforceability against Stockholder may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the rights of creditors generally and other general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and such execution and delivery and performance by Stockholder of this Agreement will not
(i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which Stockholder is a party or by which Stockholder is bound;
(ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to Stockholder or the Shares; or (iii) result in the creation of, or impose any obligation on Stockholder to create, any Encumbrance other than transfer restrictions imposed by applicable Federal and state securities laws upon the Shares.

          (b) Shares.  As of the date of this Agreement, Stockholder is the
              ------
record holder of, and has good and valid title to, the Shares free and clear of all Encumbrances other than transfer restrictions imposed by applicable Federal and state securities laws. The Shares are the only shares of any class of capital stock of the Company which Stockholder has the right, power or authority (sole or shared) to sell or vote, and Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. There are no options or rights to acquire, or other contracts (including proxies, voting trusts or voting agreements) relating to, the Shares to which Stockholder is a party.

          4.  Adjustments; Additional Shares.  In the event (i) of any stock
              ------------------------------
dividend, stock split, recapitalization, reclassification, combination or exchange of Shares on, of or affecting the Shares, or (ii) Stockholder shall become the beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1(a) hereof, then the terms of this Agreement shall apply to the Shares held by Stockholder immediately following the effectiveness of the events described in clause (i) above or Stockholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii) above, in each case as though they were Shares hereunder.

          5.  Expenses.  Each party hereto shall pay its own expenses incurred
              --------
in connection with this Agreement.

          6.  Specific Performance.  Stockholder acknowledges and agrees that if
              --------------------
it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          7.  Notices.  All notices or other communications under this Agreement
              -------
shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth as follows:

          If to the Purchaser:

          -------------------------
          c/o Penske Capital Partners, L.L.C.
          399 Park Avenue
          New York, New York  10022
          Telecopy:  (212) 207-9653
          Attention:  Mr. James A. Hislop

          with a copy to:

          -------------------------
          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Telecopy:  (212) 859-8587
          Attention:  Robert C. Schwenkel, Esq.

          if to Stockholder:

          -------------------------
          Aeneas Venture Corporation
          c/o Charlesbank Capital Partners, L.L.C.
          600 Atlantic Avenue, 26th Floor
          Boston, MA  02210
          Telecopy:  (617) 619-5402
          Attention:  Mark A. Rosen


          with a copy to:

          -------------------------
          Ropes & Gray
          One International Place
          Boston, MA  02110
          Telecopy:  (617) 951-7050
          Attention:  Larry Jordan Rowe

          8.  Parties in Interest.  This Agreement shall inure to the benefit of
              -------------------
and be binding upon the parties named herein and their respective successors and assigns; provided, however, that each such successor in interest or assign shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Purchaser, Stockholder and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          9.  Entire Agreement; Amendments.  This Agreement contains the entire
              ----------------------------
agreement between Stockholder and Purchaser with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matter. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

          10.  Assignment.  No party to this Agreement may assign any of its
               ----------
rights or obligations under this Agreement without the prior written consent of the other party hereto, except that: (i) Purchaser may assign its rights and obligations hereunder to any of its affiliates or direct or indirect wholly owned subsidiaries, but no such transfer shall relieve Purchaser of its obligations hereunder if such transferee does not perform such obligations; and (ii) Stockholder may assign its rights and obligations hereunder without the consent of Purchaser in accordance with Section 2.

          11.  Defined Terms; Headings.  Capitalized terms not otherwise defined
               -----------------------
herein shall have the meaning ascribed to such terms in the Purchase Agreement. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

          12.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

          13.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

          14.  Termination.  This Agreement shall terminate at the earlier of
               -----------
(i) the date the Second Closing occurs under the Purchase Agreement, (ii) December 31, 1999, and (iii) on the date the Purchase Agreement is terminated pursuant to the terms thereof; provided, that the parties shall continue to be liable for any breach of this Agreement following any such termination. In addition, Stockholder may terminate this Agreement on or after the 2-month anniversary of the date of the Initial Closing (as defined in the Securities Purchase Agreement) by written notice to Purchaser if the Proxy Statement (as defined in the Purchase Agreement) has not been filed with the Securities and Exchange Commission prior to such date, and the parties are not working reasonably diligently to file the Proxy Statement with the Securities and Exchange Commission.

          IN WITNESS WHEREOF, Purchaser and Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.



                              INTERNATIONAL MOTOR CARS GROUP I, L.L.C.


                              By: /s/ James A. Hislop
                                  -------------------------------------
                                  Name: James A. Hislop
                                  Title:

                              INTERNATIONAL MOTOR CARS GROUP II, L.L.C.


                              By: /s/ James A. Hislop
                                  -------------------------------------
                                  Name: James A. Hislop
                                  Title:

                              AENEAS VENTURE CORPORATION


                              By: /s/ Michael R. Eisenson
                                  -------------------------------------
                                  Name: Michael R. Eisenson
                                  Title: Authorized Signatory

                                Number of Shares Subject to this Agreement:

                                2,843,656

                                                                       EXHIBIT A

                               IRREVOCABLE PROXY

          In order to secure the performance of the duties of the undersigned pursuant to the Stockholder Voting Agreement, dated as of April 12, 1999 (the "Voting Agreement"), among the undersigned, International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., each a Delaware limited liability company ("Purchaser"), a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably
appoints                        and                     and
         ----------------------     -------------------
                     , and each of them, attorneys, agents and proxies, with
---------------------
full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote or, if applicable, to give written consent, in such manner as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote or consent in the manner set forth in Section 1(a) of the Voting Agreement with respect to all shares of Common Stock, par value $.0001 per share (the "Shares"), of United Auto Group, Inc., a Delaware corporation (the "Company"), (i) which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, with respect to which the undersigned is or may be entitled to give written consent in connection with any action by written consent by the stockholders of the Company to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law or otherwise upon the occurrence of any event (except as provided in Section 14 of the Voting Agreement), including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate upon the date on which the Voting Agreement shall terminate in accordance with Section 14 of the Voting Agreement. This Proxy has been executed in accordance with Section 212 of the Delaware General Corporation Law.


Dated:
       -------------------

                              AENEAS VENTURE CORPORATION


                              By:
                                  -------------------------------------
                                  Name:
                                  Title: